Exhibit 99.1

Everspin Announces Second Quarter 2017 Financial Results

Chandler, AZ, August 10, 2017— Everspin Technologies, Inc. (Nasdaq:MRAM), the world’s leading developer and manufacturer of discrete and embedded Magnetoresistive Random Access Memory (MRAM), today announced the company’s second quarter 2017 financial results for the quarter ended June 30, 2017.

Revenue for the second quarter of 2017 was $8.9 million, compared to $6.7 million for the second quarter of 2016. Everspin’s GAAP net loss for the second quarter of 2017 was $5.2 million, or ($0.42) per share based on 12.4 million weighted-average shares outstanding, compared to a GAAP net loss of $5.4 million, or ($2.12) per share for the second quarter of 2016 based on 2.6 million weighted-average shares outstanding.

“I am encouraged by the customer reception we are experiencing with our MRAM technology. Our second quarter 2017 revenues were a record for the company due to the continued, robust growth of our Toggle MRAM technology. In parallel, we continue to focus on the infrastructure, eco-systems and product portfolio to advance our Spin Torque MRAM growth opportunity,” said Phill LoPresti, Everspin’s President and Chief Executive Officer.

Recent Business Highlights

•	Everspin’s First Spin Torque 256 Mb design win entered production for use in SMART Modular’s NVM Express (NVMe) PCIe Card.

•	The Company began customer sampling of our 1 Gb DDR4 Spin Torque chips.

•	Everspin officially launched four nvNitro™ products, using 256 Mb DDR3 Spin Torque chips.

•	GLOBALFOUNDRIES has made PDK kits available for customers to design embedded MRAM SOCs on their 22nm FDX™ process using Everspin’s Spin Torque MRAM technology.

Financial Results Conference Call

Everspin will host a conference call to discuss its financial results at 8 a.m. Eastern Time on Thursday, August 10. Interested parties can listen to a live webcast of the conference call by visiting the Investor Relations section of Everspin’s website at www.investor.everspin.com. Dial in information for the conference call is available by registering at http://dpregister.com/10110723. The conference call and webcast will include forward-looking information. A replay of the conference call will also be available on the Investor Relations section of Everspin’s website at www.investor.everspin.com following the completion of the call.

About Everspin Technologies

Everspin Technologies is the leading provider of Magnetoresistive RAM (MRAM) solutions. Everspin’s MRAM solutions enable the protection of mission critical data by combining the persistence of non-volatile memory with the speed and endurance of SRAM or DRAM. Everspin’s MRAM solutions allow its customers in the industrial, automotive, and enterprise storage markets to design high performance and reliable systems. Everspin is the only provider of commercially available MRAM solutions and has shipped over 70 million MRAM units. For more information, visit www.everspin.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statement, including, but not limited to, conversion of design wins into bookings and bookings into revenue; the market may not adopt Everspin’s products and technology at the rate Everspin expects; the ability for Everspin to expand the markets Everspin addresses at the rate it expects; the risk that unexpected technical difficulties may develop in the final stages of development or production of its products. Readers are advised that they should not place undue reliance on these forward-looking statements and should review the risk factors included in Everspin’s various filings with the Securities and Exchange Commission, including, but not limited to, in its Quarterly Report on Form 10-Q filed with the SEC on May 15, 2017, Annual Report on Form 10K filed with the SEC on March 29, 2017, under the caption “Risk Factors Related to Our Business and Our Industry.” Subsequent events may cause these expectations to change, and Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

EVERSPIN TECHNOLOGIES, INC.

Condensed Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$21,176	$29,727
Accounts receivable, net	3,630	3,170
Amounts due from related parties	550	486
Inventory	6,653	5,069
Prepaid expenses and other current assets	1,002	1,050

Total current assets	33,011	39,502
Property and equipment, net	3,675	1,920
Other assets	61	50

Total assets	$36,747	$41,472

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,852	$1,502
Accrued liabilities	1,911	1,811
Amounts due to related parties	1,392	1,359
Deferred income on shipments to distributors	1,590	1,827
Current portion of long-term debt	649	3,884

Total current liabilities	7,394	10,383
Long-term debt, net of current portion	11,345	4,218

Total liabilities	18,739	14,601

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized as of June 30, 2017 and December 31, 2016; no shares issued and outstanding as of June 30, 2017 and December 31, 2016	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized as of June 30, 2017 and December 31, 2016; 12,674,391 and 12,498,128 shares issued and outstanding as of June 30, 2017 and December 31, 2016	1	1
Additional paid-in capital	125,719	123,309
Accumulated deficit	(107,712)	(96,439)

Total stockholders’ equity	18,008	26,871

Total liabilities and stockholders’ equity	$36,747	$41,472

EVERSPIN TECHNOLOGIES, INC.

Condensed Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Product sales (including related party sales of $627 and $0 for the three months ended June 30, 2017 and 2016, $1,199 and $735 for the six months ended June 30, 2017 and 2016, respectively)	$8,062	$6,597	$15,282	$12,723
Licensing and royalty revenue (including related party revenue of $650 and $0 for the three months ended June 30, 2017 and 2016, $1,219 and $0 for the six months ended June 30, 2017 and 2016, respectively)	863	62	1,523	143

Total revenue	8,925	6,659	16,805	12,866
Cost of sales	3,133	3,159	6,796	5,704

Gross profit	5,792	3,500	10,009	7,162
Operating expenses:
Research and development	6,427	6,094	12,816	11,231
General and administrative	2,793	1,580	5,638	3,295
Sales and marketing	1,361	861	2,219	1,688

Total operating expenses	10,581	8,535	20,673	16,214

Loss from operations	(4,789)	(5,035)	(10,664)	(9,052)
Interest expense	(176)	(718)	(406)	(1,184)
Other income, net	24	337	43	280
Loss on extinguishment of debt	(246)	—	(246)	—

Net loss and comprehensive loss	$(5,187)	$(5,416)	$(11,273)	$(9,956)

Net loss per common share, basic and diluted	$(0.42)	$(2.12)	$(0.91)	$(3.90)

Weighted-average shares used to compute net loss per common share, basic and diluted	12,413,524	2,557,029	12,357,066	2,555,397

EVERSPIN TECHNOLOGIES, INC.

Condensed Statement of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2017	2016
Cash flows from operating activities
Net loss	$(11,273)	$(9,956)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	510	380
Loss on disposal of property and equipment	—	80
Stock-based compensation	839	211
Change in fair value of redeemable convertible preferred stock warrant liability	—	(21)
Non-cash loss on extinguishment of debt	185	—
Change in fair value of derivative liability	—	(265)
Non-cash interest expense	119	783
Compensation expense related to vesting of common stock to GLOBALFOUNDRIES	716	1,442
Changes in operating assets and liabilities:
Accounts receivable	(460)	(821)
Amounts due from related parties	(64)	62
Prepaid expenses and other current assets	48	(507)
Inventory	(1,584)	404
Other assets	(11)	3
Accounts payable	51	967
Accrued liabilities	100	292
Amounts due to related parties	(229)	2,197
Deferred income on shipments to distributors	(237)	203
Deferred revenue	—	(104)

Net cash used in operating activities	(11,290)	(4,650)

Cash flows from investing activities
Purchases of property and equipment	(1,704)	(427)

Net cash used in investing activities	(1,704)	(427)

Cash flows from financing activities
Proceeds from convertible promissory notes-related party	—	5,000
Proceeds from debt	12,000	1,500
Payments on debt	(8,356)	(355)
Payments of debt issuance costs	(49)	(15)
Payments on capital lease obligation	(7)	(129)
Payments of deferred offering costs	—	(618)
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	855	29

Net cash provided by financing activities	4,443	5,412

Net (decrease) increase in cash and cash equivalents	(8,551)	335
Cash and cash equivalents at beginning of period	29,727	2,307

Cash and cash equivalents at end of period	$21,176	$2,642

Supplementary cash flow information:
Interest paid	$288	$401

Non-cash investing and financing activities:
Purchase of property and equipment in accounts payable and amounts due to related parties	$560	$—

Purchase of property and equipment under capital lease obligations	$—	$34

Deferred offering costs recorded in accounts payable and accrued liabilities	$—	$942

EVERSPIN TECHNOLOGIES, INC.

Adjusted EBITDA Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss	$(5,187)	$(5,416)	$(11,273)	$(9,956)
Depreciation and amortization	278	184	510	380
Stock-based compensation expense	408	100	839	211
Compensation expense related to vesting of GLOBALFOUNDRIES common stock	461	922	716	1,442
Interest expense	176	718	406	1,184

Adjusted EBITDA	$(3,864)	$(3,492)	$(8,802)	$(6,739)

Everspin Investor Relations Contact:

David H. Allen

408-427-4463

DAllen@DarrowIR.com